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EXHIBIT 99.1

NETGEAR ENTERS INTO AGREEMENT TO ACQUIRE SELECT ASSETS OF SIERRA WIRELESS AIRCARD BUSINESS

Acquisition accelerates mobile initiative of NETGEAR service provider business and will be immediately accretive to earnings upon closing

SAN JOSE, Calif. - January 28, 2013 - NETGEAR®, Inc. (NASDAQGM: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today announced that on January 28, 2013, it entered into an agreement to acquire select assets and operations of the Sierra Wireless, Inc. (“Sierra Wireless”) AirCard® business. NETGEAR management will hold an investor conference call tomorrow, January 29, 2013 at 8:30 a.m. EST (5:30 a.m. PST) to discuss the agreement.

On January 28, 2013, NETGEAR entered into an Asset Purchase Agreement with Sierra Wireless to acquire the operations of the AirCard business, including customer relationships, certain intellectual property, inventory and fixed assets of the Sierra Wireless AirCard business. The purchase price is approximately $138 million in cash. The final purchase price is subject to adjustments to be made after closing. The transaction, which is subject to customary closing conditions, including the receipt of necessary regulatory clearances, is expected to close by the end of NETGEAR's fiscal first quarter.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “We are excited to announce that we have entered into an agreement to acquire select assets of the Sierra Wireless AirCard business. We expect this acquisition will accelerate the mobile initiative of our service provider business unit to become a global leader in providing the latest in LTE data networking access devices. We believe that LTE network technology represents a huge market opportunity, especially in emerging markets and rural areas where high speed broadband Internet access is currently limited. This asset acquisition reinforces NETGEAR's commitment to develop innovative products for the next generation of Internet service providers”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, "We are excited about the opportunities this transaction gives us, and we expect this acquisition to be accretive to non-GAAP earnings in the first full quarter that NETGEAR operates the AirCard business. Based on current information, the business we are acquiring has a 12 month trailing net revenue run rate of approximately $247 million through December 2012.”

“We are also taking this opportunity to update NETGEAR's estimates for the recently completed fourth quarter of 2012,” Ms. Gorjanc continued. “We currently expect to achieve net revenue of $305 million to $310 million and non-GAAP operating margin within the 11% to 11.5% range, both of which are within the guidance we provided last quarter for net revenue and non-GAAP operating margin, respectively. The non-GAAP tax rate for the fourth quarter of 2012 is currently expected to be approximately 40%, which is higher than the approximately 33% that we had previously estimated. We will provide all the details on our 2012 fourth quarter and year-end results in our normally scheduled earnings release in February.”

With the completion of the asset acquisition, approximately 160 employees located primarily in Carlsbad, California and Richmond, British Columbia are expected to be integrated into NETGEAR's service provider

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business under Michael Clegg, Senior Vice President and General Manager of NETGEAR's service provider business unit.

Investor Conference Call / Webcast Details
NETGEAR will review the asset acquisition tomorrow, Tuesday, January 29, 2013 at 8:30 a.m. EST (5:30 a.m. PST). The dial-in number for the live audio call is (201) 689-8560. A live webcast of the conference call will be available on NETGEAR's website at http://investor.netgear.com. A replay of the call will be available 3 hours following the call through midnight EST (9 p.m. PST) on Tuesday, February 5, 2013 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The account number to access the phone replay is 408122.

About NETGEAR, Inc.
NETGEAR (NASDAQGM: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. For consumers, the company makes high performance, dependable and easy to use home networking, storage and digital media products to connect people with the Internet and their content and devices. For businesses, NETGEAR provides networking, storage and security solutions without the cost and complexity of Big IT. The company also supplies top service providers with retail proven, whole home solutions for their customers. NETGEAR products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in approximately 32,000 retail locations around the globe, and through approximately 40,000 value-added resellers. The company's headquarters are in San Jose, Calif., with additional offices in over 25 countries. NETGEAR is an ENERGY STAR partner. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2013 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the completion of the acquisition of certain assets of the Aircard business of Sierra Wireless, Inc., the timing of the completion of the acquisition, the acceleration of the mobile initiative in NETGEAR's service provider business unit, the market opportunity for LTE network technology, the accretive nature of the acquisition to NETGEAR's earnings, expectations of achieving the guidance for NETGEAR's fourth quarter 2012 net revenue and non-GAAP operating margin, expectations on the fourth quarter 2012 non-GAAP tax rate, and the number of employees expected to join NETGEAR as a result of the acquisition are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: NETGEAR may not be successful in integrating the Aircard business of Sierra Wireless, including Sierra Wireless's products, technology and personnel; NETGEAR may not be able to retain Sierra Wireless's existing customer base, the actual price, performance and ease of use of Sierra Wireless's products may not meet the price, performance and ease of use requirements of customers; product performance may be adversely affected by real world operating conditions; the ability of NETGEAR to market and sell its products and technology, the impact and pricing of competing products and the introduction of alternative technological solutions. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors," pages 46 through 65, in the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2012, filed with the Securities and Exchange Commission on November 6, 2012. NETGEAR undertakes no obligation to release publicly any revisions

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to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520